POWER OF ATTORNEY

Know all by these present, that the undersigned, Jin-Goon Kim, having a business address of House 95, Palm Drive, Redhill Peninsula, 18, Pak Pat Shan Road, Tai Tam, Hong Kong, SAR, and a business telephone number of +85297310995, hereby constitutes and appoints W. David Mannheim, Esq., Howard Hirsch, Esq., Mike Bradshaw, Esq., Ashley Wu, Esq., Kathryn Simons, Esq., or either of them singly, and any other employee of Nelson Mullins Riley & Scarborough LLP ("NMRS"), as the undersigned's true and lawful attorney-in-fact for the following limited purposes:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, or 10% or more stockholder, as applicable, of TLGY Acquisition Corporation (the "Company"), Forms ID, 3, 4, 5, Update Passphrase Acknowledgement (and any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "1934 Act") and Schedule 13D and/or Schedule 13G (and any amendment thereto) in accordance with the 1934 Act, and the rules promulgated thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, Update Passphrase Acknowledgement and Schedule 13D and/or
Schedule 13G (and any amendments thereto) and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

This Power of Attorney will remain in full force and effect until the undersigned is no longer required by the 1933 Act or the 1934 Act to file ongoing disclosures with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of June, 2024.

/s/ Jin-Goon Kim
_________________
Name: Jin-Goon Kim